EXHIBIT 10.4
                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "Agreement") is entered into as of this 22nd day of June, 1998, by and among WALB-TV, Inc., a Georgia corporation (the "Company"), WALB Licensee Corp., a Delaware corporation (the "Subsidiary") (the Company and the Subsidiary, collectively, "Sellers"), Cosmos Broadcasting Corporation, a South Carolina corporation ("Buyer"), and NationsBank, N.A., a national banking association (the "Escrow Agent").

                                   WITNESSETH:

      WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement of even date herewith pursuant to which Buyer is to deposit Three Million Nine Hundred Thousand Dollars ($3,900,000) with the Escrow Agent related to the purchase and sale of television station WALB-TV, Albany, Georgia.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Sellers, Buyer and Escrow Agent hereby agree as follows:

      1. Escrow Account and Deposit. The Escrow Agent has established, or simultaneously with the execution hereof will establish, an account (the "Escrow Account") into which Buyer has deposited, or simultaneously with the execution hereof will deposit, Three Million Nine Hundred Thousand Dollars ($3,900,000). Upon receipt thereof, the Escrow Agent shall provide Buyer and Sellers confirmation thereof, and shall hold and disburse such deposit as set forth in this Agreement. Such deposit shall be invested in the NationsBank Money Market Account or one of the Nations Money Market Funds listed on Schedule A attached hereto, as directed by Buyer. Such deposit, as increased or decreased based upon such investment results, is referred to herein as the "Deposit."

      2. Release of Deposit by Escrow Agent. The Escrow Agent shall promptly release all or a portion of the Deposit to Buyer or Sellers, as the case may be, upon the first to occur of the following circumstances:

            (i) The Escrow Agent receives joint written instructions from Sellers and Buyer directing the Escrow Agent to make such release; or

            (ii) The Escrow Agent receives a final order of a court of competent jurisdiction authorizing the Escrow Agent to make such release.

      3. Reliance by Escrow Agent. The Escrow Agent shall be entitled to rely upon and act in accordance with any of: (a) the joint written instructions of Sellers and Buyer, and (b) a final order of a court of competent jurisdiction authorizing the Escrow Agent to release the Deposit, or any portion thereof, to Buyer or Sellers.

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      4. Conflicting Demands. If conflicting demands are made upon the Escrow
Agent, the Escrow Agent shall not be required to resolve such controversy or take any action, but may await resolution of the controversy by joint instructions from Sellers and Buyer or by appropriate legal proceedings.

      5. Indemnification; Fees of Escrow Agent. Buyer and Sellers shall jointly and severally pay, and hold the Escrow Agent harmless against, all costs, charges, damages and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Agreement. The Escrow Agent shall be entitled to a fee for services it renders hereunder in the amount set forth on Schedule A attached hereto, which shall be paid one-half by the Sellers and one-half by the Buyer.

      6. Rights and Duties of Escrow Agent.

            (a) No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written evidence of such assignment in a form satisfactory to the Escrow Agent shall be filed with and accepted by the Escrow Agent.

            (b) The Escrow Agent may rely or act upon orders or directions signed by the proper parties, or bearing a signature or signatures reasonably believed by the Escrow Agent to be genuine.

            (c) The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own gross negligence or willful misconduct.

            (d) In the event that the Deposit or any proceeds thereof shall be attached, garnished, or levied upon by an order of any court, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

            (e) The Escrow Agent may resign by giving sixty (60) days written notice of resignation, specifying the effective date thereof. Within thirty (30) days after receiving the aforesaid notice, the Sellers and Buyer agree to appoint a successor escrow agent to which the Escrow Agent shall transfer the Deposit or any proceeds thereof then held in escrow under this Agreement. If a successor escrow agent has not been appointed and/or has not accepted such appointment by the end of the 30-day period, the Escrow Agent may at its sole option: (i) apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a

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proceeding shall be paid one-half by the Sellers and one-half by the Buyer, or
(ii) continue to hold the Deposit until it receives an order from a court of competent jurisdiction or joint written instructions of Sellers and Buyer directing the Escrow Agent to release the Deposit.

      7. Disputes. In the event of any disagreement between any of the parties resulting in conflicting or adverse claims or demands being made to the Deposit, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with or recognize any such claims or demands as long as the disagreement shall continue, and in doing so, Escrow Agent shall not become liable in any way to any person for failure or refusal comply with such conflicting or adverse claims or demands, and its duties hereunder with regard to such disputed Deposit, shall be suspended until the rights of the claimants have been fully adjudicated or the differences adjusted between the parties and the Escrow Agent shall have been notified thereof in writing signed by all parties interested. In the event the differences between the parties with regard to the disputed Deposit have not been adjusted, and the Escrow Agent has been so notified, within ten (10) days following receipt of notice by Escrow Agent of conflicting or adverse claims or demands, Escrow Agent may, but shall not be obligated to, interplead the disputed Deposit in court, and thereupon Escrow Agent shall be fully and completely discharged of its duties as Escrow Agent with regard to the Deposit. The parties shall be jointly and severally liable to Escrow Agent for all fees and expenses, including legal fees, incurred by Escrow Agent in exercising its rights.

      8. Notices. Any notice or other communication required or permitted hereunder shall be deemed to have been sufficiently given when delivered personally, by facsimile or by such other method (including recognized air courier or registered or certified mail, return receipt requested), addressed as follows:

(a)  if to Sellers:     c/o The Ward L. Quaal Company
                        401 N. Michigan Avenue, Suite 3140
                        Chicago, Illinois 60611
                        Attention: Ward L. Quaal
                        Facsimile No.: (312) 644-3733

with copies to:         Gray Communications Systems, Inc.
                        1201 New York Avenue, N.W., Suite 1000
                        Washington, D.C. 20005
                        Attention: Robert A. Beizer
                        Facsimile No.: (202) 962-8300

(b)  if to Buyer:       Cosmos Broadcasting Corporation
                        2000 Wade Hampton
                        Greenville, South Carolina 29615
                        Attention: Martha G. Williams
                        Facsimile No.: (864) 609-3176

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with copies to:         Dow, Lohnes & Albertson
                        1200 New Hampshire Avenue, N.W., Suite 800
                        Washington, D.C.  20036
                        Attention: Patricia A. Francis
                        Facsimile No.: (202) 776-2222

(c)  if to Escrow Agent:NationsBank, N.A.
                        Private Client Group
                        DC1-701-03-08
                        1501 Pennsylvania Avenue, N.W.
                        Washington, D.C. 20005-1066
                        Attention: Susan B. Poliquin, Vice President Facsimile No.: (202) 624-1086

or to such other address as may be specified by any party in a written notice to the other parties.

      9. Governing Law. This Agreement shall be construed under the laws of the District of Columbia.

      10. Waiver. This Agreement may be amended or modified, and any term may be waived, only if such amendment, modification or waiver is in writing and signed by all parties.

      11. No Third Party Beneficiaries. This Agreement is a personal one, the duty of the Escrow Agent being only to the parties hereto, their successors or assigns, and to no other person whatsoever.

      12. Counterparts. This Agreement may be executed in separate counterparts.

                            [SIGNATURE PAGE FOLLOWS]

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                  SIGNATURE PAGE TO WALB-TV ESCROW AGREEMENT

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers all as of the day and year first above written.

                                    BUYER:

                                    COSMOS BROADCASTING CORPORATION

                                    By:/s/ James M. Keelor
                                       ___________________________
                                       James M. Keelor, President


                                    SELLERS:

                                    WALB-TV, INC.


                                    By:/s/ Ward L. Quaal
                                       _____________________________
                                       Ward L. Quaal, President


                                    WALB LICENSEE CORP.


                                    By:/s/ Ward L. Quaal
                                       _____________________________
                                       Ward L. Quaal, President


                                    ESCROW AGENT:

                                    NATIONSBANK, N.A.


                                   By:/s/ Susan B. Poliquin
                                       __________________________________
                                       Susan B. Poliquin, Vice President

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                         SCHEDULE A TO ESCROW AGREEMENT

NATIONS MONEY MARKET FUNDS


      1.    Nations Prime Fund

      2.    Nations Government Money Market Fund

      3.    Nations Treasury Fund

      4.    Nations Tax Exempt Fund


ESCROW AGENT FEE

$1,500